Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES SECOND QUARTER 2015 RESULTS

DALLAS—(BUSINESS WIRE)—August 3, 2015— Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today financial and operating results for the second quarter of 2015, which included a net loss of $75.2 million, or $0.20 per diluted share, as compared to net income of $56.5 million, or $0.15 per diluted share in the same quarter last year. When adjusted for certain items that impact the comparability of results, including non-cash changes in the fair value of derivative instruments, cash settlements on commodity derivatives, gain on sale of assets, and other similar non-cash and non-recurring charges, the Company generated an adjusted net loss(1) of $1.3 million or $0.00 per diluted share for the second quarter of 2015.

Highlights for the quarter ended June 30, 2015, include:

•                  Made a significant, basin-opening gas discovery offshore Mauritania

•                  Sold 1.9 million barrels of oil, net to Kosmos

•                  Completed approximately 65 percent of the development of the TEN project

•                  Improved liquidity through add-on offering of senior notes, and refinancing of our corporate revolving credit facility

“Kosmos continued to build momentum in the second quarter,” said Andrew G. Inglis, chairman and chief executive officer. “Our Tortue-1 gas discovery offshore Mauritania is the industry’s largest offshore find so far this year. The Jubilee field delivered growing production averaging approximately 108,000 barrels of oil per day gross (sales). The TEN project is now approximately 65 percent complete and remains on schedule to produce first oil in the third quarter of 2016. With our strong balance sheet, we remain focused on executing our plans with discipline and maximizing shareholder value.”

Second quarter 2015 oil revenues were $119.2 million versus $328.3 million in the same quarter of 2014, on sales of 1.9 million barrels in second quarter 2015 and 2.9 million barrels in the same period in 2014. Realized oil revenue was $82.96 per barrel of oil sold in the second quarter of 2015 versus $112.53 per barrel of oil sold in the second quarter of 2014, including the impact of the Company’s hedging program. At the end of the quarter, the Company was in a net underlift position of approximately 620 thousand barrels of oil.

Production expense for the second quarter of 2015 was $20.2 million, or $10.40 per barrel,

versus $22.9 million, of $7.87 per barrel, in the second quarter of 2014.

Exploration expenses in the second quarter of 2015 totaled $14.5 million, compared to $23.5 million in the same period of 2014.

Depletion and depreciation expense was $37.5 million, or $19.29 per barrel, versus $23.85 per barrel in the second quarter of 2014.

General and administrative expenses were $41.2 million for the second quarter of 2015, compared to $38.7 million in the first quarter of 2015.

The second quarter results included a mark-to-market loss of $44.9 million related to the Company’s oil derivative contracts. The Company’s hedging position as of June 30, 2015, was 11.1 million barrels through 2017.

Income tax expense for the second quarter of 2015 was $25.4 million. Income taxes during the quarter were impacted by a one-time charge of $16.4 million as a result of the vesting of equity awards associated with the Company’s initial public offering. Additionally, we recorded a tax benefit of $15.7 million associated with the mark-to-market of our commodity hedges during the quarter.

Total capital expenditures in the second quarter were $149.7 million. This amount is net of the $28.7 million of proceeds collected by Kosmos during the second quarter associated with the previously announced farm-out of a 30% interest in our Mauritania licenses to a wholly owned subsidiary of Chevron Corporation.

Kosmos exited the second quarter of 2015 with $1.9 billion of liquidity, consisting of cash on hand and availability under our debt facilities, and $530.8 million of net debt compared to $1.7 billion of liquidity and $407.4 million of net debt as of March 31, 2015.

Operational Update

In April, the Company announced that the Tortue-1 exploration well made a significant, play-opening gas discovery offshore Mauritania. The Company encountered 107 meters (351 feet) of net pay in the Cenomanian, which was the primary objective. Subsequently, Tortue-1 intersected an additional 10 meters (32 feet) of gas in the lower Albian section. An appraisal program is being planned to delineate the Ahmeyim discovery, previously referred to as Tortue. In addition, the Marsouin-1 exploration well, located in the central part of Block C-8 in Mauritania, is expected to spud in the third quarter of 2015.

Gross production from the Jubilee field was strong during the quarter, averaging sales of approximately 108,000 barrels of oil per day (bopd). Gas exports continued to operate reliably, exporting between 70 and 80 million cubic feet per day (MMcfpd). In July, a gas compressor on the floating production, storage and offloading vessel (FPSO) ceased operations, which limited our ability to export or inject gas. Repair of the compressor is underway and we expect to resume full production shortly.

Gross Jubilee production guidance for 2015 remains unchanged at approximately 100,000 bopd sales and eight cargoes, net to Kosmos.  The Company also remains on track to submit a full-field development plan before the end of the year for the development of all future phases of the Jubilee field, as well as the Mahogany, Teak and Akasa discoveries.

The Tweneboa, Enyenra and Ntomme (TEN) project, the second major oil development project in Ghana, remains on-budget and on-track to deliver first oil in the third quarter of 2016. The project is now approximately 65 percent complete.

(1) A Non-GAAP measure, see attached reconciliation of adjusted net income

Conference Call and Webcast Information

Kosmos will host a conference call and webcast to discuss second quarter 2015 financial and operating results today at 10:00 a.m. Central time (11:00 a.m. Eastern time). A live webcast of the event can be accessed on the Investors page of Kosmos’ website at investors.kosmosenergy.com. The dial-in telephone number for the call is +1.877.407.3982. Callers outside the United States should dial +1.201.493.6780. A replay of the webcast will be available on the Investors page of Kosmos’ website for approximately 90 days following the event.

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin. Our assets include existing production and other major development projects offshore Ghana, as well as exploration licenses with significant hydrocarbon potential offshore Ireland, Mauritania, Portugal, Senegal, Suriname, Morocco and Western Sahara. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos 2014 Corporate Responsibility Report. Kosmos is listed on the New York Stock Exchange and is traded under the ticker symbol KOS. For additional information, visit www.kosmosenergy.com.

Non-GAAP Financial Measures

EBITDAX, Adjusted net income (loss) and Adjusted net income (loss) per share are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDAX as net income (loss) plus (i) depletion and depreciation, (ii) exploration expenses, (iii) interest and other financing costs, net, (iv) unrealized (gain) loss on commodity derivatives, (v) income tax expense, (vi) equity-based compensation, (vii) (gain) loss on sale of oil and gas properties, (viii) restructuring charges and (ix) similar other material items, which management believes affect the comparability of operating results. The Company defines adjusted net income (loss) as net income (loss) after adjusting for the impact of certain non-cash and non-recurring items, including non-cash changes in the fair value of derivative instruments, cash settlements on commodity derivatives, gain on sale of assets, and other similar non-cash and non-recurring charges, and then the non-cash and related tax impacts in the same period.

We believe that EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share and other similar measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the oil and gas sector and will provide investors with a useful tool for assessing the comparability between periods, among securities analysts, as well as company by company. Because EBITDAX, Adjusted net income (loss), and Adjusted net income (loss) per share excludes some, but not all, items that affect net income, these measures as presented by us may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

###

Kosmos Energy Ltd.

Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues and other income:
Oil and gas revenue	$119,200	$328,297	$228,364	$541,150
Gain on sale of assets	1,900	—	24,651	23,769
Other income	713	869	1,355	1,308
Total revenues and other income	121,813	329,166	254,370	566,227

Costs and expenses:
Oil and gas production	20,224	22,946	52,324	39,269
Exploration expenses	14,539	23,509	113,480	36,318
General and administrative	41,179	32,480	79,846	59,893
Depletion and depreciation	37,532	69,546	74,539	115,924
Interest and other financing costs, net	8,998	9,998	19,749	19,135
Derivatives, net	44,877	21,566	12,550	19,538
Restructuring charges	—	11,804	—	11,804
Other expenses, net	4,266	26	4,894	1,303
Total costs and expenses	171,615	191,875	357,382	303,184

Income (loss) before income taxes	(49,802)	137,291	(103,012)	263,043
Income tax expense	25,390	80,784	51,089	131,567

Net income (loss)	$(75,192)	$56,507	$(154,101)	$131,476

Net income (loss) per share:
Basic	$(0.20)	$0.15	$(0.40)	$0.34
Diluted	$(0.20)	$0.15	$(0.40)	$0.34

Weighted average number of shares used to compute net income (loss) per share:
Basic	382,138	378,820	381,238	378,327
Diluted	382,138	381,818	381,238	381,157

Kosmos Energy Ltd.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$252,611	$554,831
Receivables	144,422	163,544
Other current assets	239,436	292,101
Total current assets	636,469	1,010,476

Property and equipment, net	1,960,681	1,784,846
Other non-current assets	144,113	177,444
Total assets	$2,741,263	$2,972,766

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$149,719	$184,400
Accrued liabilities	110,006	201,967
Deferred tax liability	43,316	61,683
Other current liabilities	924	721
Total current liabilities	303,965	448,771

Long-term liabilities:
Long-term debt	798,543	794,269
Deferred tax liability	358,569	337,961
Other non-current liabilities	64,993	52,806
Total long-term liabilities	1,222,105	1,185,036

Total shareholders’ equity	1,215,193	1,338,959
Total liabilities and shareholders’ equity	$2,741,263	$2,972,766

Kosmos Energy Ltd.

Condensed Consolidated Statements of Cash Flow

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating activities:
Net income (loss)	$(75,192)	$56,507	$(154,101)	$131,476
Adjustments to reconcile net income (loss) to net cash provided by operating activities: provided by operating activities:
Depletion, depreciation and amortization	40,141	72,105	79,758	121,269
Deferred income taxes	17,232 2,	25,550	23,015	55,817
Unsuccessful well costs	2,976	3,060	86,603	2,815
Change in fair value of derivatives	46,585	23,111	11,605	22,301
Cash settlements on derivatives	39,343	45	93,275	(1,510)
Equity-based compensation	23,344	22,998	48,527	40,898
Gain on sale of assets	(1,900)	—	(24,651)	(23,769)
Loss on extinguishment of debt	165	—	165	2,898
Other	4,806	88	5,977	(4,132)
Changes in assets and liabilities:
Net changes in working capital	(5,067)	(30,989)	(86,720)	(62,002)
Net cash provided by operating activities	92,433	172,475	83,453	286,061

Investing activities:
Oil and gas assets	(199,295)	(89,977)	(384,194)	(186,463)
Other property	(256)	(486)	(536)	(914)
Proceeds from sale of assets	28,603	23,734	28,603	58,315
Restricted cash	(9,515)	583	(9,574)	(1,827)
Net cash used in investing activities	(180,463)	(66,146)	(365,701)	(130,889)

Financing activities:
Payments on long-term debt	(200,000)	—	(200,000)	(100,000)
Net proceeds from issuance of senior secured notes	206,774	—	206,774	—
Purchase of treasury stock	(17,807)	(10,869)	(17,955)	(10,940)
Deferred financing costs	(8,791)	(1,857)	(8,791)	(20,709)
Net cash used in financing activities	(19,824)	(12,726)	(19,972)	(131,649)

Net increase (decrease) in cash and cash equivalents	(107,854)	93,603	(302,220)	23,523
Cash and cash equivalents at beginning of period	360,465	528,028	554,831	598,108
Cash and cash equivalents at end of period	$252,611	$621,631	$252,611	$621,631

Kosmos Energy Ltd.

EBITDAX

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2015	2014	2015	2014	2015

Net income (loss)	$(75,192)	$56,507	$(154,101)	$131,476	$(6,207)
Exploration expenses	14,539	23,509	113,480	36,318	170,681
Depletion and depreciation	37,532	69,546	74,539	115,924	156,695
Equity-based compensation	23,344	18,043	48,527	35,943	87,171
Derivatives, net	44,877	21,566	12,550	19,538	(288,841)
Cash settlements on commodity derivatives	42,203	(162)	93,501	(190)	112,044
Gain on sale of assets	(1,900)	—	(24,651)	(23,769)	(24,651)
Interest and other financing costs, net	8,998	9,998	19,749	19,135	46,162
Income tax expense	25,390	80,784	51,089	131,567	218,420
Restructuring charges	—	11,804	—	11,804	(62)
EBITDAX	$119,791	$291,595	$234,683	$477,746	$471,412

Adjusted Net Income

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss)	$(75,192)	$56,507	$(154,101)	$131,476

Derivatives, net	44,877	21,566	12,550	19,538
Cash settlements on commodity derivatives	42,203	(162)	93,501	(190)
Gain on sale of assets	(1,900)	—	(24,651)	(23,769)
Restructuring charges	—	11,804	—	11,804
Other	4,316	—	4,316	2,898
Total selected items before tax	89,496	33,208	85,716	10,281
Income tax expense on adjustments (1)	(31,931)	(10,032)	(38,571)	(10,471)
Income tax expense related to tax shortfall associated with IPO equity awards	16,371	6,265	16,371	6,265
Adjusted net income (loss)	$(1,256)	$85,948	$(90,585)	$137,551

(1)         Income tax expense is calculated at the statutory rate in which such item(s) reside. Statutory rate for Ghana is 35%.

Oil Revenue Summary

(In thousands, except barrel and per barrel data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Oil Volume Sold (MMBbls)	1.946	2.916	3.845	4.853

Oil revenue	$119,200	$328,297	$228,364	$541,150
Cash settlements on commodity derivatives	42,203	(162)	93,501	(190)
Realized oil revenue	$161,403	$328,135	$321,865	$540,960

Per Barrel:
Oil revenue	$61.26	$112.58	$59.39	$111.50
Cash settlements on commodity derivatives	21.70	(0.05)	24.31	(0.04)
Realized oil revenue	$82.96	$112.53	$83.70	$111.46

Underlifted by approximately 620 thousand barrels as of June 30, 2015.

Hedging Summary

As of June 30, 2015

(Unaudited)

	2015	2016(1)	2017(2)	Total

Hedging Position (millions of barrels)	3.1	6.0	2.0	11.1
Weighted Average Floor Price ($/Bbl)	$89.41	$81.67	$72.50

(1)         Includes 2.0 MMBbl of hedged volumes in 2016 where we swapped 2.0 MMBbl at $75/Bbl and a corresponding put was sold at $60/Bbl. Weighted average floor price reflects the swap price and does not include the impact from the sold put.

(2)         Includes 2.0 MMBbl of hedged volumes in 2017 where we swapped 2.0 MMBbl at $72.50/Bbl, a corresponding put was sold at $55/Bbl, and a corresponding call was purchased at $90/Bbl. Weighted average floor price reflects the swap price and does not include the impact from the sold put. Excludes 2.0 MMBbl of calls sold at $85/Bbl.

Source: Kosmos Energy Ltd.

Investor Relations
Neal Shah

+1-214-445-9628
nshah@kosmosenergy.com

Media Relations
Thomas Golembeski

+1-214-445-9674
tgolembeski@kosmosenergy.com